First Security Group, Inc. and Subsidiary
Consolidated Financial Highlights
(unaudited)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	Year-to-Date	Year-to-date
	2013	2013	2013	2012	2012	Sept. 30, 2013	Sept. 30, 2012
	(in thousands, except per share amounts and full-time equivalent employees)
Earnings:
Net interest income	$6,165	$5,486	$5,241	$5,191	$5,849	$16,893	$18,389
(Credit) Provision for loan and lease losses	$(1,632)	$(826)	$678	$10,374	$4,543	$(1,780)	$10,492
Non-interest income	$2,514	$2,521	$2,220	$2,306	$2,694	$7,255	$6,989
Non-interest expense	$11,419	$12,909	$14,042	$11,528	$12,781	$38,372	$37,280
Dividends and accretion on preferred stock	$—	$858	$524	$522	$521	$1,381	$1,556
Effect of exchange on preferred stock to common stock	$—	$26,179	$—	$—	$—	$26,179	$—
Net (loss allocated) income available to common stockholders	$(1,430)	$21,328	$(7,902)	$(16,100)	$(9,410)	$11,996	$(23,548)

Per Share Data:
Net (loss allocated) income available to common stockholders, basic	$(0.02)	$0.39	$(4.90)	$(9.90)	$(5.79)	$0.30	$(14.54)
Net (loss allocated) income available to common stockholders, diluted	$(0.02)	$0.39	$(4.90)	$(9.90)	$(5.79)	$0.30	$(14.54)
Book value per common share	$1.25	$1.39	$(6.58)	$(1.94)	$6.93	$1.25	$6.93

Performance Ratios:
Return on average assets	(0.56)%	7.97%	(3.02)%	(5.91)%	(3.37)%	1.52%	(2.81)%
Return on average common equity	(7.21)%	95.78%	NM	NM	(189.98)%	29.77%	(113.56)%
Efficiency ratio	131.57%	161.22%	188.21%	153.77%	149.61%	158.90%	146.90%
Non-interest income to net interest income and non-interest income	28.97%	31.48%	29.75%	30.76%	31.53%	30.04%	27.54%

Capital:
Total equity to total assets	8.24%	8.12%	2.02%	2.74%	4.00%	8.24%	4.00%

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	Year-to-Date	Year-to-date
	2013	2013	2013	2012	2012	Sept. 30, 2013	Sept. 30, 2012
	(in thousands, except per share amounts and full-time equivalent employees)
Liquidity, Yields and Rates:
Interest-bearing cash - average balance	68,964	122,499	156,117	179,116	187,248	137,291	201,663
Investment securities - average balance	329,385	322,747	253,265	252,356	254,362	291,698	233,670
Loans - average balance	529,406	547,499	554,204	574,768	593,164	544,136	595,278
Average Earning Assets	927,755	992,745	963,586	1,006,240	1,034,774	973,125	1,030,611
Pure deposits[1] - average balance	454,379	431,988	414,244	408,804	409,810	428,826	394,101
Core deposits[2] - average balance	653,044	648,373	639,558	640,328	642,426	646,062	625,791
Customer deposits[3] - average balance	829,926	847,007	839,307	845,346	843,317	842,066	823,595
Brokered deposits - average balance	90,323	111,801	153,741	178,876	193,245	125,299	205,028
Total deposits - average balance	920,249	958,808	993,048	1,024,222	1,036,562	967,365	1,028,623
Total loans to total deposits	58.76%	56.59%	54.53%	53.68%	54.91%	58.76%	54.91%
Yield on earning assets	3.57%	3.20%	3.33%	3.63%	3.50%	3.32%	3.72%
Rate on customer deposits (including impact of non-interest bearing DDAs)	0.57%	0.64%	0.68%	0.70%	0.75%	0.63%	0.81%
Cost of deposits	0.86%	0.96%	1.04%	1.09%	1.15%	0.94%	1.24%
Rate on interest-bearing funding	1.01%	1.11%	1.20%	1.30%	1.40%	1.09%	1.49%
Net interest margin, taxable equivalent	2.71%	2.27%	2.25%	2.49%	2.30%	2.38%	2.44%

Asset Quality:
Net (recoveries) charge-offs	$(32)	$374	$978	$14,064	$6,653	$1,320	$12,602
Net loan (recoveries) charged-offs to average loans, annualized	(0.02)%	0.27%	0.71%	9.79%	4.49%	0.32%	2.83%
Non-accrual loans	$6,803	$8,628	$10,194	$25,071	$32,254	$6,803	$32,254
Other real estate owned and repossessed assets, net	$8,678	$10,549	$12,722	$13,449	$15,854	$8,678	$15,854
Loans 90 days past due	$509	$332	$1,270	$1,656	$2,572	$509	$2,572
Non-performing assets (NPA)	$15,990	$19,509	$24,186	$40,176	$50,680	$15,990	$50,680
NPA to total assets	1.58%	1.83%	2.32%	3.78%	4.54%	1.58%	4.54%
Non-performing loans (NPL)	$7,312	$8,960	$11,464	$26,727	$34,826	$7,312	$34,826
NPL to total loans	1.37%	1.65%	2.12%	4.94%	6.07%	1.37%	6.07%
Allowance for loan and lease losses to total loans	2.00%	2.27%	2.50%	2.55%	3.05%	2.00%	3.05%
Allowance for loan and lease losses to NPL	146.33%	137.28%	117.76%	51.63%	50.22%	146.33%	50.22%

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	Year-to-Date	Year-to-date
	2013	2013	2013	2012	2012	Sept. 30, 2013	Sept. 30, 2012
	(in thousands, except per share amounts and full-time equivalent employees)
Period End Balances:
Loans	$534,627	$542,019	$540,288	$541,130	$573,365	$534,627	$573,365
Allowance for loan and lease losses	$10,700	$12,300	$13,500	$13,800	$17,490	$10,700	$17,490
Intangible assets	$388	$455	$526	$600	$677	$388	$677
Assets	$1,011,855	$1,066,649	$1,040,753	$1,063,555	$1,117,470	$1,011,855	$1,117,470
Total deposits	$909,848	$957,811	$990,894	$1,008,066	$1,044,131	$909,848	$1,044,131
Common stockholders' equity	$83,388	$86,654	$(11,666)	$(3,439)	$12,283	$83,388	$12,283
Total stockholders' equity	$83,388	$86,654	$20,994	$29,110	$44,722	$83,388	$44,722
Common stock market capitalization	$138,534	$135,469	$4,678	$3,952	$3,987	$138,534	$3,987
Full-time equivalent employees	313	327	325	329	328	313	328
Common shares outstanding	66,603	62,428	1,772	1,772	1,772	66,603	1,772

Average Balances:
Loans	$529,406	$547,499	$554,204	$574,768	$593,164	$544,136	$595,278
Intangible assets	$405	$476	$574	$649	$726	$501	$825
Earning assets	$927,755	$992,745	$963,586	$1,006,240	$1,034,774	$973,125	$1,030,611
Assets	$1,016,919	$1,070,895	$1,047,184	$1,089,841	$1,117,494	$1,055,611	$1,117,831
Deposits	$920,249	$958,808	$993,048	$1,024,222	$1,036,562	$967,365	$1,028,623
Common stockholders' equity	$79,382	$89,069	$(5,402)	$10,108	$19,813	$53,720	$27,648
Total stockholders' equity	$79,382	$92,658	$27,184	$42,584	$52,181	$65,659	$59,910
Common shares outstanding, basic - wtd	62,600	55,174	1,613	1,626	1,626	40,020	1,619
Common shares outstanding, diluted - wtd	62,600	55,176	1,613	1,626	1,626	40,020	1,619

(1) Pure Deposits are all transaction-based accounts, including non-interest bearing DDA's, interest bearing DDA's, money market accounts and savings accounts.

(2) Core deposits are Pure deposits plus customer certificates of deposits less than $100,000.

(3) Customer deposits excluded brokered deposits.

First Security Group, Inc. and Subsidiary
Consolidated Financial Highlights
Non-GAAP Reconciliation Table
(unaudited)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	Year-to-Date	Year-to-date
	2013	2013	2013	2012	2012	Sept. 30, 2013	Sept. 30, 2012
	(in thousands, except per share amounts and full-time equivalent employees)

Total stockholders' equity	$83,388	$86,654	$20,994	$29,110	$44,722	$83,388	$44,722
Effect of preferred stock	—	—	(32,660)	(32,549)	(32,439)	—	(32,439)
Common stockholders' equity	$83,388	$86,654	$(11,666)	$(3,439)	$12,283	$83,388	$12,283

Average total stockholders' equity	$79,382	$92,658	$27,184	$42,584	$52,181	$65,659	$59,910
Effect of average preferred stock	—	(3,589)	(32,586)	(32,476)	(32,368)	(11,939)	(32,262)
Average common stockholders' equity	$79,382	$89,069	$(5,402)	$10,108	$19,813	$53,720	$27,648